UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    December 27, 2012 (December 20, 2012)

EV Energy Partners, L.P.

(Exact name of registrant as specified in charter)

Delaware (State of Incorporation)	001-33024 (Commission File No.)	20-4745690 (I.R.S. Employer Identification No.)

1001 Fannin, Suite 800, Houston, Texas (Address of Principal Executive Offices)	77002 (Zip Code)

Registrant’s telephone number, including area code: (713) 651-1144

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

In October 2012, EV Energy Partners, L.P. (the “Partnership”) signed an agreement whereby the Partnership, along with certain institutional partnerships managed by EnerVest, Ltd., the owner of EV Management LLC and the owner of 71.25% of the interest in the Partnership’s general partner, would dedicate certain of our operated acres in Ohio to the Utica East Ohio Midstream LLC (“UEO”) facilities in exchange for the right of the Partnership to increase its ownership in UEO from 8% to 21%. UEO is constructing natural gas processing, natural gas liquids fractionation and connecting pipeline facilities in the Utica Shale in Ohio. The increase in the Partnership’s ownership in UEO was subject to certain conditions being met on or before March 2013. On December 20, 2012, such conditions were satisfied, thereby allowing the Partnership to increase its interest in UEO from 8% to 21%.

Item 7.01. Regulation FD Disclosure.

On December 24, 2012, the Partnership issued a press release providing an update on its Utica Shale sales process. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in the attached Exhibit 99.1 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 9.01 Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

99.1	Press Release dated December 24, 2012, regarding update on Utica Shale sales process.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EV Energy Partners, L.P.

Dated: December 27, 2012	By:	/s/ MICHAEL E. MERCER
Michael E. Mercer
Senior Vice President and Chief Financial Officer of EV Management LLC, general partner of EV Energy GP, L.P., general partner of EV Energy Partners, L.P.

EXHIBIT INDEX

99.1	Press Release dated December 24, 2012, regarding update on Utica Shale sales process.